                        AMENDMENT TO CUSTODIAN CONTRACT

      AMENDMENT made by and between STATE STREET BANK AND TRUST COMPANY (the "Custodian") each Fund listed on Appendix A (the "Fund").

      WHEREAS, the Custodian and each Fund are parties to a Custodian Contract, as amended (each a "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

      WHEREAS, the Custodian and each Fund desires to amend the relevant Custodian Contract;

      NOW THEREFORE, the Custodian and each Fund hereby amend and revise in its entirety the defined term "Authorized person" in Section 2(a) of the Custodian Contract as follows:

      "Authorized person" of a Fund shall mean any of the persons duly authorized to give Proper Instructions or otherwise act with respect to such Fund on behalf of the Board of Trustees/Directors of such Fund by appropriate resolution of such Board of Trustees/Directors, it being understood that the signatures of two Authorized persons of a Fund shall be required for the release of the assets of the Fund.

Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 1st day of October, 1997.

STATE STREET BANK AND TRUST COMPANY


By: /s/ Ronald E. Logue
    -------------------------------
    Ronald E. Logue
    Executive Vice President


Attest: /s/ Thomas M. Lenz
        ---------------------------
        Thomas M. Lenz
        Vice President


EACH FUND LISTED ON APPENDIX A


By: /s/ Jean B. Buttner
    -------------------------------
    Name: Jean B. Buttner
    Title: Chairman & President


Attest: /s/ David D. Henigson
        ---------------------------
        Name: David D. Henigson
        Title: Secretary

                                   APPENDIX A

LIST OF FUNDS

Value Line Aggressive Income Trust
Value Line Asset Allocation Fund, Inc.,
Value Line Cash Fund, Inc., (The)
Value Line Centurion Fund, Inc.
Value Line Convertible Fund, Inc.
Value Line Fund, Inc. (The)
Value Line Income Fund, Inc., (The)
Value Line Leveraged Growth Investors, Inc.
Value Line New York Tax Exempt Trust
Value Line Small-Cap Growth Fund, Inc.
Value Line Special Situations Fund, Inc.
Value Line Strategic Asset Management Trust
Value Line Tax-Exempt Fund, Inc. (The)
Value Line U.S. Government Securities Fund, Inc.
Value Line U.S. Multi-National Company Fund, Inc.

                              CUSTODIAN AGREEMENT

                                  Dated as of:

                                    Between

                      VALUE LINE NEW YORK TAX EXEMPT TRUST

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Bank Appointed Custodian ................................................1

2.    Definitions .............................................................1
      (a) Authorized Person ...................................................1
      (b) Security ............................................................2
      (c) Portfolio Security ..................................................2
      (d) Officers' Certificate ...............................................2
      (e) Book-Entry System and Depository ....................................2

3.    A.  Proper Instructions .................................................3
      B.  Bank's Communications with Fund .....................................4

4.    Separate Accounts .......................................................5

5.    Certification as to Authorized Persons ..................................5

6.    Custody of Cash and Securities ..........................................6

      A.  Cash ................................................................6
          (a) Purchase of Securities ..........................................6
          (b) Redemptions .....................................................7
          (c) Distributions and Expenses of Fund ..............................7
          (d) Payment in Respect of Securities ................................7
          (e) Repayment of Cash ...............................................7
          (f) Other Authorized Payments .......................................8
          (g) Termination .....................................................8
      B.  Securities ..........................................................8
          (a) Book-Entry System ..............................................10
          (b) Use of Direct Paper System for Commercial Paper ................12
      C.  Options and Futures Transactions ...................................14
          (a) Puts and Calls Traded on Securities Exchanges, NASDAQ
              or Over-the-Counter ............................................14
          (b) Puts, Calls and Futures Traded on Commodities Exchanges ........15
          (c) Segregated Account .............................................16
      D.  Segregated Account for "when issued", "forward commitment"
          and Reverse Repurchase Agreement Transactions ......................17

7.    Transfer of Securities .................................................18

8.    Redemptions ............................................................20

9.    Merger, Dissolution, etc. of Fund ......................................20

10.   Actions of Bank Without Prior Authorization ............................21

11.   Maintenance of Records and Confidentiality .............................23

12.   Concerning the Bank ....................................................23
      A.  Performance of Duties ..............................................23
      B.  Responsibility of Custodian ........................................24
      C.  No Duty of Bank ....................................................24
      D.  Fees and Expenses of Bank ..........................................25
      E.  Advances by Bank ...................................................26

13.   Termination ............................................................26

14.   Notices ................................................................28

15.   Amendments .............................................................29

16.   Parties ................................................................29

17.   Governing Law ..........................................................29

                              CUSTODIAN AGREEMENT

      AGREEMENT made as of this 21st day of June, 1990 between VALUE LINE NEW YORK TAX EXEMPT TRUST, a business trust established under the laws of Massachusetts (the "Fund"), and STATE STREET BANK AND TRUST COMPANY ("Bank").

      The Fund, an open-end management investment company, desires to place and maintain its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

      1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as described, and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

      2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

            (a) Authorized Person. Authorized person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of the Board of Trustees.

            (b) Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933 as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing and futures, forward contracts and options thereon.

            (c) Portfolio Security. Portfolio security will mean any security owned by the Fund.

            (d) Officers' Certificate. Officers' Certificate will mean unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any two Authorized Persons of the Fund.

            (e) Book-Entry System and Depository. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Banks, its successor or successors and its nominee or nominees. Depository shall mean the Depository

Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section l7A of the Securities Exchange Act of 1934, it successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Trustees.

      3A. Proper Instructions. For purposes of this Agreement, "Proper Instructions" shall mean (i) instructions regarding the purchase or sale of securities for the portfolio of the Fund, and payments and deliveries in connection therewith, given by an Authorized Person as designated in an Officers' Certificate, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialled by such one or more persons from time to time designated in an Officers' Certificate as having been authorized by the Trustees of the Fund. Oral instructions given by a person whom the Bank reasonably believes to be authorized to give such instructions with respect to the transaction involved will be considered Proper Instructions only if the Bank receives written instructions (which may be sent by telecopier) confirming such oral instructions, provided however that if the Bank is notified by an Authorized Person of the Fund that the Fund is unable to promptly confirm such oral instructions in writing, then the Bank may act upon receipt of a second oral instruction confirming such prior oral instruction. The Bank shall compare the original oral instruction with any confirmatory written or oral instruction, as the case may be, and shall report any discrepancy to the Fund immediately, and the Bank shall be responsible for any expense incurred in taking any action, including any reprocessing, necessary to correct any such discrepancy or error in Proper Instructions given by the Fund, to the extent such expense is caused by the unreasonable delay of the Bank in reporting such discrepancy to the Fund. Except as provided in the preceeding sentence, the Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error in Proper Instructions given by the Fund, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. The Bank shall act upon and comply with any subsequent Proper Instructions which modifies a prior Proper Instruction. Upon receipt of an Officers' Certificate as to the authorization by the Trustees of the Fund accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provide that the Trustees and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

      3B. Bank's Communications with Fund. For purposes of this Agreement, all communications from the Bank to the Fund shall be in writing (which may be sent by means of a telecopier) and any such writing reasonably believed by the Fund to be from a person authorized to make such communication on behalf of the Bank may be relied upon the Fund. An oral communication from a person whom the Fund reasonably believes to be authorized to make such communication on behalf of the Bank with respect to the transaction may be relied upon by the Fund only if the Fund receives a written communication (which may be sent by telecopier) confirming such oral communication, provided however, that if the Fund is notified by such authorized person that the Bank is unable to promptly confirm such oral communication in writing, then the Fund may act in reliance upon receipt of a second oral communication confirming such prior oral communication. The Fund shall compare the original oral communication with any confirmatory written or oral communication, as the case may be, and shall report any discrepancy to the Bank immediately, and the Fund shall be responsible for any expense incurred in taking any action, including any reprocessing, necessary to correct any such discrepancy or error in communications given by the Bank, to the extent such expense is caused by the unreasonable delay of the Fund in reporting such discrepancy to the Bank. Except as provided in the preceding sentence, the Bank shall be responsible, at the Bank's expense, for any action taken, including any reprocessing, necessary to correct any such discrepancy or error in communications given by the Bank, and to the extent such action requires the Bank to act, the Fund shall give the Bank specific Proper Instructions as to the action required. The Fund may act in reliance upon any subsequent communication from the Bank which modifies a prior communication.

      4. Separate Accounts. If the Fund has more than one series or portfolio, the Bank will segregate the assets of the Fund into a Separate Account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon), all as directed from time to time by Proper Instructions.

      5. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his certification to the Bank, in such form as may be acceptable to the Bank, of the names and signatures of the Authorized Persons, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which has been signed by Officers named in the most recent certification.

      6. Custody of Cash and Securities. As custodian for the Fund, the Bank will keep safely all of the portfolio securities delivered to the Bank, and will deposit to the account of the Fund all of the cash of the Fund delivered to the Bank, as set forth below.

            A. Cash. The Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as custodian of the Fund, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. The Bank will hold in such account or accounts as custodian, subject to the provisions hereof (including sections 6(C) and 6(D), all cash received by it, for the account of the Fund. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of beneficial interest of the Fund, notification from the Fund's transfer agent as provided in Section 8, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds or deposit, and stating that is for a purpose permitted under the terms of this Section 6(A), specifying the applicable subsection, or describing such purpose with sufficient particularity to permit the Bank to ascertain the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in (a)-(g) below.

            (a) Purchase of Securities: upon the purchase of securities for the Fund, against contemporaneous receipt of such securities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank through use of (1) the

      Book-Entry System pursuant to Section 6(B)(a)(3) below, (2) a Depository pursuant to 6(B)(b) below, or (3) Book Entry Paper pursuant to Section 6(B)(c) below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before payment is made;

            (b) Redemptions: in such amount as may be necessary for the repurchase or redemption of shares of beneficial interest of the Fund offered for repurchase or redemption in accordance with Section 8 of this Agreement;

            (c) Distributions and Expenses of Fund: for the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Trustees of the Fund, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liabilities of the Bank as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund;

            (d) Payment in Respect of Securities: for payments in connection with the conversion, exchange or surrender of portfolio securities or securities subscribed to by the Fund held by or to be delivered to the Bank;

            (e) Repayment of Cash: to repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Trust representing portfolio securities, but only upon redelivery to the Bank of such borrowed certificates;

            (f) Other Authorized Payments: for other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Trustees signed by an Authorized Person of the Fund (other than the Person certifying such resolution) and certified by its Clerk or Assistant Clerk, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose; and

            (g) Termination: upon the termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.

      The Bank is hereby authorized to endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferrable instruments or other orders for the payment of money received by it for the account of the Fund.

            B. Securities. Except as provided in subsections (a), (b) and (c) of this Section 6(B), and in Sections 6(C) and 6(D), the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all portfolio securities which may now or hereafter be delivered to it by or for the account of the Fund. All such portfolio securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions in Subparagraphs (a), (b), and (c) relating to securities that are not physically held by the Bank, the Bank will register all portfolio securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, which nominee shall be exclusively assigned to the Fund, and will execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Bank will ensure that the specific portfolio securities of the Fund held by it hereunder will be at all times identifiable.

      The Bank will use the same care with respect to the safekeeping of portfolio securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

      The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in name of the Fund.

      Neither the Bank nor any nominee of the Bank will vote any of the portfolio securities held hereunder by or for the account of the Fund, except in accordance with Proper Instructions of an Officers' Certificate.

      The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of Fund), but without indicating the manner in which such proxies are to be voted.

            (a) Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Trustees of the Fund specifically approving deposits of the Fund assets in the Book-Entry System, indicating that, and (ii) for each year following such approval, the Trustees of the Fund has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that it has withdrawn its approval:

                  1. The Bank may keep Securities of the Fund in the Book-Entry
            System provided that such securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers.

                  2. The records of the Bank (and any such agent) with respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry securities belonging to the Fund which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank.

                  3. The Bank (or its agent) shall pay for securities purchased for the account of the Fund or shall pay cash collateral against the return of securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                        (a) receipt of advice from the Book-Entry System that
                  payment for Securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account, and

                        (b) the making of an entry on the records of the Bank
                  (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of Securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 under the Investment Company Act of 1940, of any transfers to or from the account of the Fund.

                  4. The Bank will promptly provide the Fund with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Book-Entry System. The

            Bank will provide the Fund and cause any such agent to provide, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including Securities deposited in the Book-Entry System, relating to the services provided by the Bank or such agent under the Agreement.

                  5. Anything to the contrary in the Agreement notwithstanding, the Bank shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Book-Entry System by reason of any gross negligence, wilful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to enforce effectively such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

            (b) Use of Direct Paper System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Fund's Trustees specifically approving participation in a system maintained by the Bank for the holding of commercial paper in direct paper form ("Direct Paper") and (ii) for each year following such approval the Trustees of the Fund have received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Direct Paper, the Bank shall issue and hold in direct paper form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a direct paper agreement (the "Issuers"). In maintaining its Direct Paper System, the Bank agrees that:

                  1. the Bank will maintain all Direct Paper held by the Fund in an account of the Bank that includes only assets held by it for customers;

                  2. the records of the Bank with respect to the Fund's purchase of Direct Paper through the Bank will identify, by book entry, Commercial Paper belonging to the Fund which is included in the Direct Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund.

                  3. (a) The Bank shall pay for Direct Paper purchased for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Direct Paper has been effected, and
            (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund.

                        (b) The Bank shall cancel such Direct Paper obligation
            upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Direct Paper has been transferred to the Fund, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund.

                  4. the Bank shall transmit to the Fund a transaction journal confirming each transaction in Direct Paper for the account of the Fund on the next business day following the transaction;

                  5. the Bank will send to the Fund such reports on its system of internal accounting control as the Fund may reasonably request from time to time;

            C. Options and Futures Transactions.

            (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

                  1. The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                  2. Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under any duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account as described in sub-paragraph c of this Section 6(C). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account as described in sub-paragraph (c) of this
            Section 6(C) is sufficient to protect such broker of the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

            (b) Puts, Calls and Futures Traded on Commodities Exchanges.

                  1. The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                  2. The responsibilities and liabilities of the Bank as to
            Futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in sub-paragraph (a)(2) of this Section 6(C) as if such sub-paragraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

            (c) Segregated Account.

            The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred cash and/or securities including securities maintained in an Account by the Bank pursuant to
      Section 6(B) hereof, (i) in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organization or organizations regarding escrow or other arrangements in connection with transactions by the Fund, and (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Fund, or commodity futures purchased or written by the Fund, and (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees of the Fund signed by an officer of the Fund and certified by the Clerk of an Assistant Clerk, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

            D. Segregated Account for "when-issued", "forward commitment" and reverse repurchase agreement transactions. Notwithstanding the provisions of
Section 6(A), 6(B) and 6(C) hereof, the Bank will maintain a segregated account (the "Segregated Account") in the name of the Fund (i) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to the market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of portfolio securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms, and (ii) for the deposit of any portfolio securities which the Fund has agreed to sell on a forward commitment basis, all in accordance with Securities and Exchange Commission Release No. IC-10666. No assets shall be deposited in the Segregated Account except pursuant to Proper Instructions. Assets may be withdrawn from the segregated account pursuant to Proper Instructions only (a) for sale or delivery to meet the Fund's obligations under outstanding firm commitment or when-issued agreements for the purchase of portfolio securities and under reverse repurchase agreements, (b) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account, (c) to the extent that the Fund's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account, or (d) for delivery upon settlement of a forward commitment agreement for the sale of portfolio securities.

      7. Transfer of Securities. The Bank will transfer, exchange, deliver or release portfolio securities held by it hereunder, insofar as such securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 7, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only

            (a) upon sales of portfolio securities for the account of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the portfolio securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made, provided however, that portfolio securities may be delivered to the broker selling the same for examination in accordance with "street delivery" custom;

            (b) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise;

            (c) upon conversion of portfolio securities pursuant to their terms into other securities;

            (d) upon exercise of subscription, purchase or sale or other similar rights represented by such portfolio securities;

            (e) for the purpose of redeeming in kind shares of beneficial interest of the Fund upon authorization from the Fund;

            (f) in the case of option contracts owned by the Fund, for presentation to the endorsing broker;

            (g) when such portfolio securities are called, redeemed or retired or otherwise become payable;

            (h) for the purpose of releasing certificates representing portfolio securities of the Fund, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in Proper Instructions received by the Bank before such payment is made;

            (i) for the purpose of tendering shares pursuant to a tender offer therefor;

            (j) for the purpose of delivering securities lent by the Fund to a bank or broker-dealer, but only against receipt in accordance with street delivery custom, except as otherwise provided in Subsections 6(B)(a) and
      (b) hereof, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

            (k) for other authorized transactions of the Fund or for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolution of the Trustees of the Fund, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the portfolio securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

            (l) upon termination of this Agreement as hereinafter set forth pursuant to Section 9 and Section 13 of this Agreement.

      As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (d), (f), (g), (h), (i) and (j) securities or cash receivable in exchange therefor shall be delivered to the Bank.

      8. Redemptions. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding shares of beneficial interest, the Bank will rely on notification by the Fund's transfer agent if receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Declaration of Trust of the Fund, from assets available for said purposes.

      9. Merger, Dissolution, etc. of Fund. In the case of the following transactions not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the portfolio securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Fund's Trustees authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank due to the Bank pursuant to
Section 12E hereof, this Agreement will terminate.

      10. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

            (a) Receive and hold for the account of the Fund hereunder and deposit in the account or accounts referred to in Section 6 hereof, all income, dividends, interest and other payments or distribution of cash with respect to the portfolio securities held thereunder;

            (b) Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund in the account or accounts referred to in Section 6 hereof;

            (c) Receive and hold for the account of the Fund hereunder and deposit in the account or accounts referred to in Section 6 hereof all securities received as a distribution on portfolio securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any portfolio securities held by it hereunder.

            (d) Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection wit portfolio securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

            (e) Present for payment all portfolio securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund in the account or accounts referred to in Section 6 hereof; and

            (f) Exchange interim receipts or temporary securities for definitive securities.

      The Bank will use all diligence to collect any funds which may to its knowledge become collectible arising from such securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such securities.

      If portfolio securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund by telecopier of any default or refusal to pay no later than one business day from the day on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each month showing any income on any portfolio security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

      11. Maintenance of Records. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement and in compliance with the applicable rules and regulations under the Investment Company Act of 1940 as amended, and will furnish the Fund daily with a statement of condition of the Fund. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year, a list of the portfolio securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the Investment Company Act of 1940.

      The Bank agrees to treat all records and other information relative to the Fund and its shareholders as confidential, except it may disclose such information after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld. Nothing in this Section 11 shall prevent the Bank from divulging information to bank or securities regulatory authorities or where the Bank may be exposed to civil or criminal contempt proceedings for failure to comply.

      12. Concerning the Bank.

            A. Performance of Duties.

                  (1) The Bank and the Fund shall each exercise reasonable care in the performance of their respective duties and functions under this Agreement.

                  (2) In its dealings with the Fund, the Bank shall be entitled to rely upon any Officers' Certificate, Proper Instructions, resolution of the Trustees, telegram, facsimile communication, written notice, or certificate.

            B. Responsibility of Custodian. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall beheld harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held harmless and be protected by the Fund and shall be held to the exercise of reasonable care in carrying out the Proper Instructions of the Fund. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) or mutually acceptable to both parties on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

            C. No Duty of Bank. The Bank will be under no duty or obligation to inquire into and will not be liable for:

                  (a) the validity of the issue of any portfolio securities
            purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

                  (b) the legality of any sale of any portfolio securities by or for the Fund or the propriety of the amount for which the same are sold;

                  (c) the legality of an issue or sale of any shares of common stock of the Fund or the sufficiency of the amount to be received therefor provided that it reflects the net asset value as provided by the Fund;

                  (d) the legality of the repurchase of any shares of common stock of the Fund or the propriety of the amount to be paid therefor provided that it reflects the net asset value as provided by the Fund;

                  (e) the legality of the declaration of any dividend by the
            Fund or the legality of the distribution of any portfolio securities as payment in kind of such dividend; or

                  (f) any property or moneys of the Fund unless and until
            received by it, except as otherwise provided in Section 10 hereof, and any such properly or moneys delivered or paid by it pursuant to the terms hereof.

      Moreover, the Bank will not be under any duty or obligation to ascertain whether any portfolio securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Agreement and Declaration of Fund or By-Laws, any federal or state statutes or any rule or regulation of any governmental agency.

            D. Fees and Expenses of Bank. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of portfolio securities made hereunder, and for the Bank's normal disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any). For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for normal industry costs for securities transfers and services incurred in conjunction with termination of this Agreement by the Fund.

            E. Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of Proper Instructions as required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) any such related indebtedness shall be deemed a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed-upon compensating balances. The Fund authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

      13. Termination.

            (a) This Agreement may be terminated at any time without penalty upon ninety days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such ninety days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the
Bank of all of the assets of the Fund held hereunder, and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

            (b) In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all portfolio securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (c) of this Section 13, deliver the portfolio securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the Investment Company Act of 1940 and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Trustees of the Fund.

            (c) Prior to the expiration of ninety days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the portfolio securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary.

      14. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below; namely:

            (a) In the case of notices sent to the Fund to:

                  Value Line New York Tax Exempt Trust
                  c/o Value Line Inc.
                  711 3rd Avenue
                  New York, New York 10017
                  Attn: Treasurer

            (b) In the case of notices sent to the Bank to:

                  State Street Bank and Trust Company
                  Mutual Fund Services
                  1776 Heritage Drive
                  North Quincy, MA 02171
            or at such other place as such party may from time to time designate in writing.

      15. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Fund, such alteration or amendment will be authorized and approved by its Trustees.

      16. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Trustees; and provided further that termination proceedings pursuant to Section 13 hereof will not be deemed to be an assignment within the meaning of this provision.

      17. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

                                        VALUE LINE NEW YORK TAX EXEMPT TRUST


                                        By: /s/ Jean B. Buttner
                                            --------------------------------

ATTEST:


/s/ [ILLEGIBLE]
-------------------------------

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Joseph L. Hooley
                                        --------------------------------

ATTEST:


/s/ [ILLEGIBLE]
-------------------------------

                                                             [LOGO] State Street

                      STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                                VALUE LINE, INC.

                                Cash Fund
                                Special Situations Fund
                                Convertible Fund
                                Value Line Fund
                                Income Fund
                                Leveraged Growth Investors
                                New York Tax Exempt Trust
                                Aggressive Income Trust
                                U.S. Government Securities Fund
                                Centurion Fund
                                Tax Exempt Fund
                                 o Tax Exempt Fund High Yield Portfolio
                                 o Tax Exempt Fund Money Market Portfolio
                                U.S Government Securities Trust
                                Strategic Asset Management Trust

I.    Administration

      Custody Service -- Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions.

      The administration fee shown below is an annual charge, billed and payable monthly, based on month end net assets.

                           ANNUAL FEES PER PORTFOLIO

      Fund Net Assets                     Custody
      ---------------                     -------

      First $200 Million                  1 Basis Point
      Excess                              .75 Basis Point

      Minimum Monthly
      Charges For New Funds*                    $1,500

II.   Global Custody -- Services provided include:
      Cash Movements, Foreign Communication, Foreign Exchange (local currency settlements).

      Euroclear                                       5 Basis Points
                                                      on Existing Holdings

      Fund Net Assets                                   Annual Fees
      ---------------                                   -----------

      First $50 Million                               22 Basis Points
      Over $50 Million                                20 Basis Points
      Minimum Per Client                              $5,000.00 Annually

* No minimums shall be applied to existing funds.

                                                             [LOGO] State Street


III.  Portfolio Trades - For each line item processed

      State Street Bank Repos                                       $ 7.00

      DTC or Fed Book Entry                                         $ 7.50

      New York and Global Physical Settlements                      $25.00

      Maturity Collections                                          $ 8.00

      PTC Purchase, Sale, Deposit or Withdrawal                     $20.00

      All other trades                                              $16.00

IV.   Options

      Option charge for each option written or
      closing contract, per issue, per broker                       $25.00

      Option expiration charge, per issue, per broker               $15.00

      Option exercised charge, per issue, per broker                $15.00

V.    Interest Rate Futures

      Transactions -- no security movement                          $ 8.00

VI.   Principal Reduction Payments

      Per paydown                                                   $ 7.00

VII.  Dividend and Interest Charges

      (For items held at the Request
      of Traders over record date in street form)                   $50.00

VIII. Special Services

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

IX.   HORIZON Gateway Access System

      Monthly charge for access to all 14 funds                  $1,000.00
      (installation waived)

                                                             [LOGO] State Street


X.    Balance Credit

      A balance credit equal to the 90 day treasury bill rate on the last Monday of the month, will be credited on 88% of the average collected balance in the custodian accounts. This will be applied to the custodial and transfer agent charges for that month and credits can be carried forward on a monthly basis.

XI.   Out-of-Pocket Expenses

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

            Wire Charges ($5.25 per wire in and $5.00 out)
            Postage and Insurance
            Courier Service
            Legal Fees
            Supplies Related to Fund Records
            Rush Transfer -- $8.00 Each
            Transfer Fees
            Sub-custodian Charges
            Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each
            PTC Deposit/Withdrawal for same day turnarounds - $50.00

VALUE LINE, INC.                          STATE STREET BANK AND TRUST CO.

By /s/ [ILLEGIBLE]                        By /s/ [ILLEGIBLE]
   --------------------------------          ----------------------------
Title                                     Title Vice President
      -----------------------------             -------------------------
Date 6/21/90                              Date 6/12/90
     ------------------------------            --------------------------